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                                                                      EXHIBIT 11


                    CAPSURE HOLDINGS CORP. AND SUBSIDIARIES

                         EARNINGS PER SHARE COMPUTATION
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       Years Ended December 31,
                                                                              ----------------------------------------
                                                                                 1994         1993           1992
                                                                              ---------      --------      ---------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  14,378      $ 16,284      $  10,695
                                                                              =========      ========      =========

Shares:
Weighted average shares outstanding . . . . . . . . . . . . . . . . . . .        15,160        15,036         10,997

Additional shares from assumed warrants and options exercised . . . . . .           256           379            736
                                                                              ---------      --------      ---------

Total shares outstanding for calculation  . . . . . . . . . . . . . . . .        15,416        15,415         11,733

Additional shares from assumed warrants and options exercised -
  assuming full dilution(1) . . . . . . . . . . . . . . . . . . . . . . .            39           (54)           481
                                                                              ---------      --------      ---------

Total shares outstanding - assuming full dilution . . . . . . . . . . . .        15,455        15,361         12,214
                                                                              =========      ========      =========

Earnings per share based on:
  Weighted average common shares outstanding  . . . . . . . . . . . . . .     $     .95      $   1.08      $     .97
                                                                              =========      ========      =========
  Weighted average common and common equivalent shares
     outstanding(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     .93      $   1.06      $     .91
                                                                              =========      ========      =========
  Weighted average common and common equivalent shares
    outstanding - assuming full dilution(2) . . . . . . . . . . . . . . .     $     .93      $   1.06      $     .88
                                                                              =========      ========      =========

______________________________

(1) Amount is anti-dilutive for 1993.
(2) In 1994 and 1993, the dilutive effect of common stock equivalents was less than 3%.